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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2000, except for the second paragraph of Note 1 as to which the date is February 1, 2001 and the third paragraph of Note 1 as to which the date is March 14, 2001, relating to the combined financial statements and financial statement schedule of Agere Systems Inc., which appears in the Prospectus dated March 27, 2001 and filed on March 28, 2001, which is incorporated by reference in this Registration Statement.



/s/PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 5, 2001